Exhibit 5.1

                                 Rogers & Wells LLP
                                  200 Park Avenue
                                 New York, NY 10166
                                Tel: (212) 878-8000
                                Fax: (212) 878-8375



July 10, 1998


American Real Estate Investment Corporation
Plymouth Meeting Executive Campus
620 W. Germantown Pike, Suite 200
Plymouth Meeting, PA  19462

Ladies and Gentlemen:


We have acted as special counsel to American Real Estate Investment Corporation, a Maryland corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (as the same may be amended or supplemented from time to time, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale by the Company from time to time of up to $500,000,000 of its (a) shares of common stock, par value $0.001 per share (the "Common Stock"), and (b) shares or fractional shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"). The Common Stock, the Preferred Stock and the Depositary Shares are collectively referred to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus (the "Prospectus" and each, a "Prospectus Supplement").

The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as depositary (each, a "Depositary").
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American Real Estate            2                       July 10, 1998
Investment Corporation


In rendering the opinions expressed herein, we have examined the Registration Statement, the Company's Amended and Restated Articles of Incorporation (the "Charter") and Amended and Restated Bylaws and such corporate proceedings of the Company and such other documents as we have deemed necessary. As to questions of fact material to this opinion, we have relied on certificates of officers of the Company and have not independently verified the accuracy of the materials contained therein.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the absence of any amendments or modifications to those items reviewed by us.

We understand that prior to offering for sale any Securities the Company will advise us in writing of the terms of such offering and of such Securities, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement and any underwriting agreement) pursuant to which the Securities are to be offered, sold and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities or any changes in the Company's capital structure or other pertinent circumstances.

We assume that (i) prior to the issuance of any shares of Common Stock, Preferred Stock or Depository Shares (or Securities convertible into shares of Common Stock), there will exist, under the Charter, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be; and (ii) appropriate certificates representing shares of Common Stock or Preferred Stock, as the case may be, or Depository Receipts evidencing Depository Shares, will be executed and delivered upon the issuance and sale of any such Securities, and that such certificates or Depository Receipts will comply with all applicable requirements of Maryland law.

We assume that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company in accordance with the parameters described in the Registration Statement (each, a "Board Action") and will be in accordance with the Charter and applicable Maryland law, (ii) the resolutions authorizing the Company to register, offer, sell, and issue the Securities will remain in effect and unchanged at all times during which the Securities are offered, sold, or issued by the Company, (iii) the Registration Statement, and any amendments thereto, will have become, and at the time of issuance of the Securities will continue to be effective, (iv) a Prospectus Supplement relating to the Securities offered pursuant to the Registration Statement will have been filed with the Commission, and (v) all Securities will be issued in compliance with applicable federal and state securities laws.
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American Real Estate            3                       July 10, 1998
Investment Corporation


To the extent that the obligations of the Company under a Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legally valid and binding obligation of the Depositary enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, generally, with respect to acting as Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

Based upon the foregoing and such examination of law as we have deemed necessary, and subject to the qualifications and exceptions set forth herein, we are of the opinion that:

     1.When the Registration Statement has become effective under the Securities Act and a series of the Preferred Stock has been duly authorized and established in accordance with the applicable Board Action, the terms of the Charter and applicable Maryland law, such shares of Preferred Stock when issued and sold and delivered to the purchaser or purchasers thereof against receipt by the Company of lawful consideration therefor (a) in the manner contemplated by the applicable Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Preferred Stock, or
(b) pursuant to the exchange of validly issued and fully paid Depositary Shares in accordance with the terms of an applicable valid and binding Deposit Agreement, will be duly authorized, validly issued, fully paid and non-assessable by the Company.

     2.When the Registration Statement has become effective under the Securities Act, the Depositary Shares have been duly authorized and established in accordance with the applicable Board Action, and the Depositary Receipts in the form contemplated and authorized by a Deposit Agreement have been duly executed and delivered by the Depositary and delivered to the purchaser or purchasers thereof against receipt by the Company of lawful consideration therefor in the manner contemplated by such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement.
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American Real Estate                    4               July 10, 1998
Investment Corporation


     3.When the Registration Statement has become effective under the Securities Act and such shares of Common Stock have been issued and sold and delivered to the purchaser or purchasers thereof against receipt by the Company of lawful consideration therefor (a) in the manner contemplated by the applicable Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such shares, or (b) pursuant to the conversion of validly issued and fully paid and non-assessable shares of Preferred Stock in accordance with the established terms of such Preferred Stock, such shares of Common Stock issued thereby will be duly authorized, validly issued, fully paid and non-assessable by the Company.

The opinions stated herein relating to the validity and binding nature of obligations of the Company are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

The opinions stated herein are limited to the federal laws of the United States, the laws of the State of New York and the laws of the State of Maryland. To the extent that any opinions set forth herein are dependent on the laws of the State of Maryland, we have relied on the opinion of Piper & Marbury L.L.P., dated the date hereof. Our opinion, to the extent based upon such reliance, is limited by the qualifications, assumptions and conditions set forth in such opinion in addition to those set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,


/s/ Rogers & Wells LLP